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                                                                   Exhibit 10.18


                     THIRD AMENDMENT TO INVESTMENT AGREEMENT
                     ---------------------------------------

     This Third Amendment, dated as of March 28, 2002 (this "Third Amendment"), to the Investment Agreement, dated as of June 9, 2000, as amended by the First Amendment, dated as of September 11, 2000, and the Second Amendment, dated as of January 30, 2001 (collectively, the "Investment Agreement") is made by and between TiVo Inc., a Delaware corporation (the "Company"), and America Online, Inc., a Delaware corporation (the "Purchaser"). Capitalized terms used but not defined herein shall have the meanings assigned to them in the Investment Agreement.

     WHEREAS, Section 7.8 of the Investment Agreement provides for the amendment of the Investment Agreement upon the written consent of the Company and the Purchaser;

     WHEREAS, the Company and the Purchaser desire to amend certain provisions of the Investment Agreement;

     NOW THEREFORE, the parties hereto agree as follows:

     1.  Amendment to Section 1.4(b). Section 1.4(b) of the Investment Agreement
         -------------------------------------------
is hereby amended by deleting such section in its entirety and substituting therefore the following:

          "(b) If (i)(x) the bona fide commercial release and deployment ("Set Top Box Launch") of the Integrated Product (as defined in the Commercial Agreement) has not occurred by December 31, 2001, or such later date as may be mutually agreed by the Company and the Purchaser pursuant to Section 3.6 of the Commercial Agreement or otherwise (the "Planned Launch Date"), and
     (y) the Purchaser has not committed a Material Breach (as defined in the Commercial Agreement) of the Commercial Agreement that has not been cured or waived at such time, or (ii) the Company breaches its obligations pursuant to Section 6.9, Section 6.10 or Section 6.13 of this Agreement (collectively, the "Financial Covenants"), then the Purchaser shall have the option (the "Put Option"), exercisable for a period of one hundred
     (100) days following the Planned Launch Date or each such breach, as the case may be, subject to the further provisions set forth herein, to require the Company, exercisable by written notice to such effect to the Company, to repurchase that number of Preferred Shares having an initial liquidation value equal to the amount of the Escrowed Funds at such time (excluding any interest included therein) (the "Put Amount") and, if all the Preferred Shares then outstanding have an aggregate initial liquidation value of less than the Put Amount, then the Purchaser may also require the Company to repurchase a number of shares of Common Stock held by the Purchaser having a value (calculated as the product of the number of shares of Common Stock and the Common Stock Price paid by the Purchaser) equal to the difference between the aggregate initial liquidation value of the Preferred Shares, if any, and the Put Amount. The aggregate purchase price for the repurchase of Shares pursuant to this Section 1.4(b) shall be deemed paid by the release to the Purchaser of all

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     the Escrowed Funds (including all interest included therein); provided that
                                                                   --------
     the amount of the interest earned on funds deposited into the Escrow
     Account to be released to the Purchaser shall be reduced by the amount of dividends actually paid in cash to the Purchaser on the Preferred Shares, subject to a maximum equal to the amount of all such interest. Notwithstanding the foregoing, in the event that the Set Top Box Launch occurs after the Planned Launch Date, but prior to the exercise of the Put Option, the Put Option under clause (i) above shall immediately expire and be of no further force of effect.

          In the event that the Put Option is exercised in accordance with the terms of this Section 1.4(b), the closing of such repurchase shall occur as soon as practicable following delivery of the Purchaser's notice of exercise, subject to the receipt of necessary governmental approvals. The Company agrees to use its best efforts to obtain all such governmental approvals and take all such other actions as shall be required to consummate such repurchase. At such closing, the Purchaser shall deliver to the Company certificates representing the Shares to be repurchased and the Company shall deliver to the Purchaser and the Escrow Agent under the Escrow Agreement any notice of release or other instrument reasonably requested by either of them to effectuate the release of the Escrowed Funds (including all interest earned thereon, subject to the proviso in the second sentence of this Section 1.4(b)) in accordance with the terms of the Escrow Agreement and this Section 1.4(b). It is agreed that, in the event the Purchaser is entitled to exercise the Put Option pursuant to clause
     (ii) of the first sentence of this Section 1.4(b), such exercise shall be in addition to and without limiting any other remedy or right, whether at law or equity, that the Purchaser may have as a result of the breach of a Financial Covenant.

          2.  Counterparts. This Third Amendment may be executed simultaneously
              ------------
     or in any number of counterparts, each of which shall be deemed to be an original, and all of which shall constitute one and the same instrument.

          3.  Effective Date; No Other Amendments. Each of the parties hereto
              -----------------------------------
     agrees that the amendment to the Investment Agreement contained herein shall be effective as of the date and year first above written upon execution of this Third Amendment by each party hereto. Except as expressly amended hereby, the provisions of the Investment Agreement are hereby ratified and confirmed by the parties and shall remain in full force and effect. This Third Amendment shall not constitute a waiver or alteration of any of the Purchaser's or the Company's other rights and obligations under the Investment Agreement or any other agreement between the Purchaser and the Company. All references in the Investment Agreement to "this Agreement" shall be read as references to the Investment Agreement, as amended by the First Amendment, the Second Amendment and this Third Amendment.

          4.  Construction and Governing Law. This Third Amendment shall be
              ------------------------------
     construed together with, and as a part of, the Investment Agreement and shall be governed in all respects by the laws of the State of New York as such laws are applied to agreements to be performed entirely in such state.

                                       2

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          IN WITNESS WHEREOF, each of the undersigned has executed this Third
     Amendment dated as of the date first written above.



                             TIVO INC.

                             By:          /s/ Matthew P. Zinn
                                ----------------------------------------
                                Name:    Matthew P. Zinn
                                Title:   Vice President & General Counsel


                             AMERICA ONLINE, INC.

                             By:         /s/ Lynda Clarizio
                                ----------------------------------------
                                Name:    Lynda Clarizio
                                Title:   Senior Vice President



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